Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 14, 1999, relating to the financial statements and financial highlights of J.P. Morgan Institutional Market Neutral Fund, J.P. Morgan Institutional SmartIndex Fund and J.P. Morgan Institutional Large Cap Growth Fund appearing in the May 31, 1999 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 17, 1998, relating to the financial statements and financial highlights of J.P. Morgan Tax Aware U.S. Equity Fund and J.P. Morgan Institutional Tax Aware Disciplined Equity Fund appearing in the October 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 September 24, 1999